SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2008

Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-22280 (Commission File Number)	23-2202671 (IRS Employer Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania (Address of Principal Executive Offices)		19004 (Zip Code)
Registrant’s telephone number, including area code: 610-617-7900
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On July 22, 2008, Philadelphia Consolidated Holding Corp. (the “Philadelphia Consolidated”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tokio Marine Holdings, Inc., a Japanese corporation (“Tokio Marine”). The Merger Agreement provides that, as promptly as reasonably practicable after signing the Merger Agreement, Tokio Marine will cause a corporation to be formed in Pennsylvania as an indirect wholly-owned subsidiary of Tokio Marine (“Subsidiary”), and Tokio Marine will cause Subsidiary to become a party to the Merger Agreement. The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), Subsidiary will be merged with and into Philadelphia Consolidated (the “Merger”), with Philadelphia Consolidated continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Tokio Marine.
Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, each then issued and outstanding share of Philadelphia Consolidated common stock (each a “Share”), other than Shares owned by Tokio Marine, Subsidiary or any other direct or indirect wholly owned subsidiary of Tokio Marine (which will be cancelled without payment of any consideration), will be converted into the right to receive $61.50 in cash per Share and will be cancelled. All stock options, stock appreciation rights, performance awards, restricted shares, and stock purchase plan awards outstanding immediately prior to the Effective Time of the Merger (collectively, the “Stock Awards”) will vest, and the holders will be paid $61.50 for each share represented by their rights and awards, less any amounts owed by the holder to Philadelphia Consolidated (the exercise price or reference price, as applicable), and any applicable withholding taxes.
Some employees, including Philadelphia Consolidated’s named executive officers, James J. Maguire, Chairman of the Board, James J. Maguire, Jr., President and Chief Executive Officer (Principal Executive Officer), Craig P. Keller, Executive Vice President and Chief Financial Officer (Principal Financial Officer), Sean S. Sweeney, Executive Vice President, and Christopher J. Maguire, Executive Vice President and Chief Operating Officer (collectively, the “NEOs”), may also receive a gross-up payment for excise taxes due as a result of “excess parachute payments” (as that term is used for purposes of Section 280G of the Internal Revenue Code) arising from the accelerated vesting of their Stock Awards, as provided for in their current employment agreements or as modified by an addendum to their current employment agreements entered into in connection with the Merger. See Item 5.02 of this report for a description of these addenda. The Chairman of the Board will be entitled to a gross-up payment for any excise tax liability imposed on him by reason of the Merger under his existing employment agreement.
Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (1) the requisite approval of the Merger Agreement by Philadelphia Consolidated’s shareholders at a special meeting of the shareholders to be called for that purpose, (2) requisite approval of the Japan Financial Services Agency of an approval application and notification filing by Tokio Marine and its affiliates, (3) the receipt of all required insurance regulatory approvals and (4) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement provides certain termination rights for both Philadelphia Consolidated and Tokio Marine, and further provides that upon termination of the Merger Agreement under certain circumstances, Philadelphia Consolidated will be obligated to pay Tokio Marine a termination fee of $141 million and reimburse Tokio Marine for up to $15 million of its reasonable and documented out of pocket expenses.
The Merger Agreement contains a “no shop” provision that, in general, restricts Philadelphia Consolidated’s ability to solicit third party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or are reasonably likely to make an acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows Philadelphia Consolidated, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited written third party acquisition proposals that would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and to terminate the Merger Agreement and accept a Superior Proposal upon payment to Tokio Marine of the termination fee and reimbursement of expenses discussed above.
The Merger Agreement contains customary representations, warranties and covenants. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement. No person should rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or the condition of Philadelphia Consolidated or Tokio Marine or any of their respective affiliates, because, among other reasons, they may be modified by information provided in the Disclosure Letter referenced in the Merger Agreement, they may be subject to a contractual standard of materiality different from that generally applicable to Philadelphia Consolidated’s filings with the U.S. Securities and Exchange Commission (the “SEC”), or they may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Employment Agreement Addenda
On July 22, 2008, in connection with the execution of the Merger Agreement, each of the NEOs entered into an addendum to his employment agreement providing for, among other things, his continued employment after the Effective Time and a retention payment (other than the addendum with respect to the Chairman of the Board, which does not provide for such retention payments) under certain circumstances at various times after the Effective Time. See Item 5.02 of this report for a description of these addenda.
Voting and Support Agreements
The Board of Directors of Philadelphia Consolidated has been advised that, on July 22, 2008, in connection with the execution of the Merger Agreement and after the approval of the Merger Agreement by the Board of Directors, certain shareholders of Philadelphia Consolidated, consisting of each of the NEOs, Maguire family members Frances M. Maguire and Timothy J. Maguire, The Maguire Foundation, and several trusts for the benefit of Maguire family members, each entered into and delivered to Tokio Marine a Voting and Support Agreement with Tokio Marine (each, a “Voting Agreement”) substantially in the form filed herewith as Exhibit 99.1. Pursuant to the Voting Agreements, each such shareholder has agreed, among other things, to vote (or cause to be voted) such shareholder’s Shares in favor of the approval of the Merger Agreement and has agreed not to dispose of such Shares while the Merger Agreement is in effect, other than as contemplated by the Merger Agreement.
The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Share Purchase Agreements
The Board of Directors of Philadelphia Consolidated has been further advised that each of the NEOs has entered into an agreement with Tokio Marine to make certain open market purchases of Tokio Marine’s common stock (or shares of common stock represented by American Depository Shares) after the Effective Time.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
On July 22, 2008, in connection with the execution of the Merger Agreement, as described Item 1.01 of this Report, each of Philadelphia Consolidated’s NEOs entered into an Addendum to Employment Agreement (each, an “Addendum” and collectively, the “Addenda”), by and among Philadelphia Consolidated, Tokio Marine, Maguire Insurance Agency, Inc. (a wholly-owned subsidiary of Philadelphia Consolidated and the employer entity) (“the employer” or “MIA”) and such NEO.
Except as otherwise stated below, each NEO’s Addendum provides that:
•	It will be effective immediately as of the Effective Time (as defined in the Merger Agreement), except for certain covenants that are effective immediately upon signing the Addendum. The covenants that are effective immediately include, in general, requirements that the NEO not terminate his employment, including for “Good Reason” as defined in his employment agreement as in effect immediately prior to entering into the Addendum (“Unamended Employment Agreement”) on or prior to the Effective Time and that Philadelphia Consolidated not take any action that would constitute “Good Reason” for the NEO to terminate his employment, and not otherwise terminate the NEO’s employment for any reason, on or prior to the Effective Time, other than for unlawful activity related to employment, demonstrable fraud or material malfeasance against Philadelphia Consolidated.
•	After the Merger, each NEO will continue his employment under the terms of his employment agreement as amended by his Addendum. James J. Maguire will continue his employment as Chairman of the Board of Philadelphia Consolidated and will also serve as a Senior International Advisor to Philadelphia Consolidated, MIA and Tokio Marine.

•	The term of James J. Maguire’s employment agreement will be extended under his Addendum to the second anniversary of the Effective Time, and the employer may, at its option, elect to extend the term for an additional year thereafter. The terms of the other NEOs’ employment agreements will be extended under their Addenda and will expire on the fifth anniversary of the Effective Time.

•	The NEOs could be entitled to a gross-up payment for excise taxes imposed on them as a result of “excess parachute payments” under Section 280G of the Internal Revenue Code, unless the liability for the excise tax can be eliminated by a reduction in the payments to the NEOs generally in an amount not in excess of 10% of the amount of the parachute payments that would be made to the NEOs (except for the Chairman of the Board, whose payment is not subject to such potential 10% cut-back under the terms of his gross-up agreement in his Unamended Employment Agreement, as described under Item 1.01 of this report). Of the NEOs other than the Chairman of the Board, only Christopher J. Maguire is expected to receive a gross-up payment. None of the NEOs is expected to be subject to a reduction in payments to avoid excise taxes on excess parachute payments.

•	For each NEO other than the Chairman of the Board (who will not receive a retention bonus), if the NEO remains employed through the first three anniversaries of the Effective Time, the employer will pay to him a retention bonus, in the aggregate amount of $1,800,000 in the case of James J. Maguire, Jr., and $1,500,000 in the case of each of Messrs. Keller, Sweeney and Christopher J. Maguire. The retention bonus will be paid in equal installments of one-third of such aggregate retention bonus, on each of such anniversaries. If, during the three-year period, the NEO’s employment is terminated by Philadelphia Consolidated or MIA for Cause (as defined in the Unamended Employment Agreement) or by the NEO, or as a result of the NEO’s death or disability, any unearned installments of the retention bonus will not be paid. If, during such period, MIA or Philadelphia Consolidated terminates the NEO without Cause, or in the event of any reduction in or failure to timely pay the NEO’s base salary, the assignment to the NEO of duties that are not of a senior executive level or not consistent with his experience and training, or failure to pay any installment of the retention bonus when due, then any unpaid amount of the full retention bonus will be immediately due and payable in a lump sum.

•	As of the Effective Time, the employer will provide each NEO, other than the Chairman of the Board, with compensation opportunities comparable in the aggregate to those provided to the NEO immediately prior to the Merger.

•	As of the Effective Time, the base salary of the Chairman of the Board will increase from $1,000,000 per year to $2,000,000 per year, and the employer will provide him with compensation opportunities comparable in the aggregate to those provided to him immediately prior to the Merger, taking into account the increase in base salary described above, on a risk-adjusted basis.

•	Each NEO’s Addendum also amends and broadens the scope of the restrictive covenants and confidentiality provisions of his Unamended Employment Agreement.

•	James J. Maguire’s Addendum provides that he will be subject to the terms of a non-competition provision during his employment and for two years thereafter.
The foregoing description of the Addenda does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Addenda, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated herein by reference.

Item 8.01	Other Events.
On July 23, 2008, Philadelphia Consolidated and Tokio Marine issued a joint press release announcing the execution of the Merger Agreement and related agreements. A copy of that press release is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Agreement and Plan of Merger among Philadelphia Consolidated Holding Corp. and Tokio Marine Holdings, Inc., dated as of July 22, 2008 (exhibits and schedules omitted pursuant to Regulation S-K Item 601(b)(2)).

10.1*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and James J. Maguire.

10.2*
Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and James J. Maguire, Jr.

10.3*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Craig P. Keller.

10.4*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Sean S. Sweeney.

10.5*
Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Christopher J. Maguire.

99.1	Form of Voting and Support Agreement.

99.2	Joint Press Release of Tokio Marine Holdings, Inc. and Philadelphia Consolidated Holding Corp., dated July 23, 2008.

*	Management contract or compensatory plan or arrangement.
Forward-Looking Statements
Statements included in this report that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. The factors that could cause actual results to differ materially include, in addition to Risk Factors referred to in filings made with the Securities and Exchange Commission (“SEC”), the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Philadelphia Consolidated; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. Philadelphia Consolidated assumes no obligation to, and expressly disclaims any obligation, to update the information in this report, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Philadelphia Consolidated by Tokio Marine. In connection with the proposed acquisition, Philadelphia Consolidated intends to file relevant materials with the SEC, including Philadelphia Consolidated’s proxy statement on Schedule 14A. WE URGE SHAREHOLDERS OF PHILADELPHIA CONSOLIDATED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PHILADELPHIA CONSOLIDATED’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about Philadelphia Consolidated free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Philadelphia Consolidated will receive information at an appropriate time on how to obtain transaction-related documents for free from Philadelphia Consolidated. Such documents are not currently available. Free copies of Philadelphia Consolidated’s SEC filings are also available from Philadelphia Consolidated Holding Corp., One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, Attention: Joseph Barnholt, Assistant Vice President, Finance and Tax Reporting, Investor Relations.
Participants in the Solicitation
Philadelphia Consolidated, and its directors and executive officers, and Tokio Marine, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Philadelphia Consolidated’s common stock in respect of the proposed transaction. Information about Philadelphia Consolidated’s directors and executive officers is set forth in the proxy statement for Philadelphia Consolidated’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Certain information about the directors and executive officers of Tokio Marine will be set forth in its Schedule 13D to be filed with the SEC with respect to Philadelphia Consolidated’s shares pursuant to the Exchange Act. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2008
Philadelphia Consolidated Holding Corp.
	By:	/s/ Craig P. Keller
		Name:	Craig P. Keller
		Title:	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX
     Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Agreement and Plan of Merger among Philadelphia Consolidated Holding Corp. and Tokio Marine Holdings, Inc., dated as of July 22, 2008 (exhibits and schedules omitted pursuant to Regulation S-K Item 601(b)(2)).

10.1*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and James J. Maguire.

10.2*
Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and James J. Maguire, Jr.

10.3*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Craig P. Keller.

10.4*	Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Sean S. Sweeney.

10.5*
Addendum to Employment Agreement, dated as of July 23, 2008, by and among Philadelphia Consolidated Holding Corp., Maguire Insurance Agency, Inc., Tokio Marine Holdings, Inc., and Christopher J. Maguire.

99.1	Form of Voting and Support Agreement.

99.2	Joint Press Release of Tokio Marine Holdings, Inc. and Philadelphia Consolidated Holding Corp., dated July 23, 2008.

*	Management contract or compensatory plan or arrangement.